Exhibit 5.1

June 1, 2012

Board of Directors

First Cash Financial Services, Inc.

690 East Lamar Blvd., Suite 400

Arlington, TX 76011

Re: Registration Statement on S-8

Gentlemen:

We are familiar with the Registration Statement on Form S-8 (the “Registration Statement”) to which this opinion is an exhibit, which Registration Statement is being filed by First Cash Financial Services, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the registration of 900,000 shares of common stock, par value $0.01 per share, of the Company (the “Shares”) issued or issuable upon exercise of options other securities (the “Plan Securities”) granted or to be granted under the Company’s 2011 Long-Term Incentive Plan (“2011 Plan”).

In arriving at the opinion expressed below, we have examined and relied on the following documents:

(1) the Amended and Restated Certificate of Incorporation and Restated Bylaws of the Company;

(2) the Plan; and

(3) records of meetings and consents of the Board of Directors of the Company provided to us by the Company.

In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or photostatic), the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies.

Based upon and subject to the foregoing, it is our opinion that: (i) the Company has taken all necessary corporate action required to authorize the issuance of the Shares and other Plan Securities; and (ii) that, as applicable, upon receipt of the Plan Security exercise price in accordance with the terms of the Plan, and when certificates for the same have been duly executed and countersigned and delivered, the Shares will be legally issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto.

Very truly yours,

/s/ Brewer & Pritchard, PC

Brewer & Pritchard, PC